EXHIBIT 23

  INDEPENDENT AUDITORS' CONSENT

  Denbury Resources Inc.

  We consent to the incorporation by reference in Registration Statement Nos. 333-1006, 333-27995, 333-55999 and 333-70485 of Denbury Resources
  Inc. on Forms S-8 of our report dated February 22, 2000, appearing in this Annual Report on Form 10-K of Denbury Resources Inc. for the year ended December 31, 1999.


  /s/ Deloitte & Touche LLP

  Dallas, Texas
  March 17, 2000